EXHIBIT 23.2



          INDEPENDENT AUDITORS' CONSENT





          We consent to the incorporation by reference in this Registration Statement of Mid-America Realty Investments, Inc. on Form S-8 of the report of Deloitte & Touche LLP dated February 17, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Mid-America Realty Investments, Inc. for the year ended December 31, 1994.






           /s/ Deloitte & Touche LLP

          Deloitte & Touche LLP


          Omaha, Nebraska
          April 28, 1995